UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 6, 2012 (May 28, 2012)

ALR TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-30414
(Commission File No.)

7400 Beaufont Springs Drive
Suite 300
Richmond, Virginia  23225
(Address of principal executive offices) (Zip Code)

(804) 554-3500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 28, 2012, our board of directors approved the modification of options previously granted to the Chief Executive Officer, the President and a consultant of the Company as follows:

Option Holder	No. of Options Previously Granted	No. of Options after Modification	Old Exercise Price	New Exercise Price	Execution Date

Mr. Sidney Chan (Chief Executive Officer)	20,000,000	35,725,000	$ 0.125	$ 0.07	June 27, 2012
Mr. Lawrence Weinstein (President)	1,000,000	1,000,000	$ 0.20	$ 0.07	June 27, 2012
Mr. Ken Robulak (Consultant)	100,000	100,000	$ 0.20	$ 0.07	June 27, 2012

The Board of Directors also approved the modification of options to acquire up to 20,000,000 shares of common stock previously granted to Mr. Chan, our Chief Executive Officer, from the status of unvested to vested.

On May 28, 2012, the Board of Directors also approved the grant of options to purchase 700,000 restricted shares of common stock to five consultants. The approved options have an exercise price of $0.07 per share and expire five years from the date of grant by our board of directors. The approved options vest as follow:

•	500,000 options vested immediately at the time of grant
•	100,000 options vest May 28, 2013
•	100,000 options vest May 28, 2014

The Company and the five consultants are presently reviewing stock option agreements. Once executed, the options will be granted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 6th day of July, 2012.

ALR TECHNOLOGIES INC.

BY:	LAWRENCE WEINSTEIN
Lawrence Weinstein
President, Chief Operating Officer and a member of the Board of Directors